Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-11271, 333-11273, 333-35809, 33-79072, 33-48392, 333-73876, 333-91086, 333-101565 and 333-116631) and (Form S-3 Nos. 333-51419, 333-00968, 333-43555, 333-27745, 33-68362 and 333-113476) of Whole Foods Market, Inc. of our report dated October 28, 2004 (except for Note 3, as to which the date is March 2, 2005), which includes explanatory information relating to the restatement to correct the Company’s accounting for certain operating lease accounting issues as described in Note 3, with respect to the consolidated balance sheets of Whole Foods Market, Inc. as of September 26, 2004 and September 28, 2003 and the related consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows for each of the three fiscal years in the period ended September 26, 2004, all included in the Amended Annual Report (Form 10-K/A) for the year ended September 26, 2004.

/s/ Ernst & Young LLP
Austin, Texas
March 7, 2005

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